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                                                                    EXHIBIT 21.1

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
                              LIST OF SUBSIDIARIES

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                                                                                         JURISDICTION
               NAME                                                                    OF INCORPORATION
               ----                                                                    ----------------
Dominion Wire and Cables Ltd.                                                             Fiji
General Cable Canada, Ltd.                                                                Ontario
General Cable Celcat Energia e Telecommunicaciones SA                                     Portugal
General Cable Company                                                                     Nova Scotia
General Cable Corporation                                                                 Delaware
General Cable de Latinoamerica, S.A. de C.V.                                              Mexico
General Cable de Mexico del Norte, S.A. de C.V.                                           Mexico
General Cable Holdings (Spain) SRL                                                        Spain
General Cable Holdings de Mexico, S.A. de C.V.                                            Mexico
General Cable Holdings New Zealand                                                        New Zealand
General Cable Industries, Inc.                                                            Delaware
General Cable Industries, LLC                                                             Delaware
General Cable Investments, SGPS SA.                                                       Madeira
General Cable New Zealand Limited                                                         New Zealand
General Cable Overseas Holdings, Inc.                                                     Delaware
General Cable Technologies Corporation                                                    Delaware
GK Technologies, Inc.                                                                     New Jersey
Grupo General Cable Sistemas, SA.                                                         Spain
Marathon Manufacturing Holdings, Inc.                                                     Delaware
NextGen Fiber Optics, LLC                                                                 Delaware
Telmag Internacional, S.A. de C.V.                                                        Mexico
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